Exhibit 10.1

Sempra Energy

2008 Long-Term Incentive Plan

for EnergySouth, Inc. Employees

and Other Eligible Individuals

Sempra Energy

2008 Long-Term Incentive Plan for EnergySouth, Inc.

Employees and Other Eligible Individuals

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Sempra Energy, a California corporation, establishes an incentive compensation plan to be known as the Sempra Energy 2008 Long-Term Incentive Plan for EnergySouth, Inc. Employees and Other Eligible Individuals (the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Payment Awards and Dividend Equivalent Awards.

This Plan became effective on November 4, 2008 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of This Plan. The purpose of this Plan is to provide compensation awards to eligible Employees of the Company and its Subsidiaries that align the interests of such Employees with the interests of the Company and its shareholders. A further purpose of this Plan is to permit the Company and its Subsidiaries to attract and retain Employees and to provide Employees with an opportunity to acquire an equity interest in the Company.

1.3 Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate on January 24, 2018. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

1.4 Prior Plan. No further grants shall be made under the Prior Plan, as defined in Article 2, from and after the Effective Date of this Plan.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	[Reserved]

2.2	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Payment Awards or Dividend Equivalent Awards, in each case subject to the terms of this Plan.

2.3

“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the

Company to a Participant setting forth the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6	[Reserved]

2.7	“Change in Control” means any of the following events:

(a)	Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(b)	The following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment to the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c)	There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(d)	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist solely of two or more Directors, each of whom shall qualify as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

2.10	“Company” means Sempra Energy, a California corporation, and any successor thereto as provided in Article 19 herein.

2.11	[Reserved]

2.12	“Director” means any individual who is a member of the Board of Directors of the Company.

2.13	“Dividend Equivalent” means a right to receive Shares, or cash, granted to a Participant pursuant to Article 10.

2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Eligible Individual” means any individual eligible to participate in this Plan, as set forth in Article 5.

2.16	“Employee” means any officer or other employee (as defined in accordance with Code Section 3401(c)) of the Company or any Subsidiary.

2.16A	“EMS Holding” means EMS Holding Corp., a Delaware corporation.

2.16B	“EnergySouth” means EnergySouth, Inc., a Delaware corporation.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. For purposes of this Plan, references to sections of the Exchange Act shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.18	“Fair Market Value” or “FMV” means, as of any date, the value of a Share determined as follows:

(a)	if Shares are listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or any national market system, including without limitation any market system of The NASDAQ Stock Market, LLC, the value of a Share shall be the closing sales price for a Share as quoted on the principal exchange or system on which Shares are listed for such date (or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the next preceding trading day for which such information exists), as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b)	if Shares are regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a Share shall be the mean of the high bid and low asked prices for such date (or, if there are no high bid and low asked prices for a Share on the date in question, the high bid and low asked prices for a Share on the next preceding trading day for which such information exists), as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c)	if Shares are neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a Share for such date, as established by the Board or the Committee in good faith.

(d)	For purposes of any Nonqualified Stock Option or SAR that is intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(5), FMV shall be not less than the fair market value of a Share determined in accordance with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv).

2.19	“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.20	[Reserved]

2.20A	“Merger” means the merger of EMS Holding with and into EnergySouth pursuant to the terms and conditions of the Merger Agreement.

2.20B	“Merger Agreement” means that certain Agreement and Plan of Merger, dated July 25, 2008, by and among the Company, EMS Holding and EnergySouth.

2.21	“Nonemployee Director” means a Director who is not an Employee.

2.22	[Reserved]

2.23	“Nonqualified Stock Option” or “NQSO” means a stock option that does not meet the requirements of Code Section 422, or that is designated as a “Nonqualified Stock Option.” A stock option that is designated as a “Nonqualified Stock Option” shall not be treated as an incentive stock option under Code Section 422.

2.24	“Option” means a Nonqualified Stock Option, as described in Article 6.

2.25	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.26	“Participant” means any Eligible Individual to whom an Award is granted.

2.27	[Reserved]

2.28	[Reserved]

2.29	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of exercisability, vesting, distribution or payment with respect to an Award.

2.30	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the performance of services, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion), as provided in Article 8.

2.31	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32	“Plan” means the Sempra Energy 2008 Long-Term Incentive Plan for EnergySouth, Inc. Employees and Other Eligible Individuals, as amended from time to time.

2.33	“Plan Year” means the calendar year.

2.34	“Prior Plan” means the 2008 Incentive Plan of EnergySouth, Inc., as amended from time to time.

2.35	“Restricted Stock” means Shares awarded to a Participant pursuant to Article 8 that are subject to restrictions and may be subject to forfeiture or repurchase.

2.36	“Restricted Stock Unit” means a right to receive Shares, or cash, granted to a Participant pursuant to Article 8.

2.37	“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as such Rule may be amended from time to time.

2.38	“SAR Grant Price” means the per Share price established for a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.39	“Share” means a share of common stock of the Company, no par value per share.

2.40	“Stock Appreciation Right” or “SAR” means a stock appreciation right granted to a Participant pursuant to Article 7.

2.41	“Stock Payment Award” means a grant of Shares, or a right to receive Shares, granted to a Participant pursuant to Article 9.

2.42	“Subsidiary” means: (a) any corporation or other entity (other than the Company), whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise, or (b) any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as a Subsidiary for purposes of this Plan by the Committee.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested parties.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards, and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards in lieu of, or in satisfaction of, compensation earned or to be paid under other compensation plans or agreements of the Company or any Subsidiary, construing any provision of the Plan or any Award Agreement, and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and/or its Subsidiaries operate.

3.3 Delegation. This Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee, to the extent permitted by applicable law: (a) designate Employees to be recipients of Awards, and (b) determine the size of any such Awards; provided, however, that: (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is subject to the reporting rules as promulgated in accordance with Section 16 of the Exchange Act; and (ii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan shall be Three Hundred Two Thousand Four Hundred Seventy-Eight (302,478) Shares.

4.2 Share Usage. Any Shares related to Awards under this Plan which terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such Shares, shall be available again for grant under this Plan. Notwithstanding anything to the contrary in the preceding sentence, the following Shares will not be available again for grant under this Plan: (i) Shares surrendered in satisfaction of the exercise price of any Stock Option, (ii) Shares tendered or withheld in order to satisfy withholding tax obligations, (iii) Shares repurchased by the Company using stock option proceeds, and (iv) if a SAR is exercised and settled in Shares under this Plan, the Shares for which the SAR is exercised (not the net Shares delivered). The payment of dividend equivalents in cash in conjunction with any outstanding Award shall not be counted against the Shares available for issuance under the Plan.

4.3 [Reserved]

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee shall, in order to prevent dilution or enlargement of Participants’ rights under this Plan and outstanding awards, substitute or adjust, as applicable, the number and kind of Shares (or other securities) that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares (or other securities) subject to outstanding Awards, the Option Price or SAR Grant Price applicable to outstanding Awards and the terms and conditions of outstanding Awards. Notwithstanding anything herein to the contrary, the Committee may not take any such action as described in this Section 4.4 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or cause an Award that is subject to the requirements of Code Section 409A to fail to comply with such requirements. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on the Company and all Participants and other parties having any interest in an Award under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the grant of substitute Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Section 409A, as and where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees; provided, however, that in no event shall any Employee be eligible to participate in this Plan:

(a)	if such Employee is an executive officer of Sempra Energy (determined as of the date on which the Award otherwise would be granted), or

(b)	if, as of immediately prior to the “Effective Time” (as defined in the Merger Agreement), such Employee was providing services (whether as an employee, director or consultant) to the Company or any entity that was a subsidiary of the Company immediately prior to such “Effective Time.”

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all Eligible Individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and conditions of this Plan, Options may be granted to any Eligible Individual in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Stock Option Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify that the Option is a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable on or after the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full, in cash or its equivalent, or under such other methods as are authorized by the Committee, in its sole discretion, including, without limitation: (a) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (b) by a cashless (broker-assisted) exercise; (c) by surrendering Shares then issuable upon exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Option Price; or (d) by a combination of the foregoing, subject to such terms and conditions as the Committee, in its sole discretion, may impose.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under the policies of the Company or any Subsidiary, restrictions under applicable federal, state and foreign laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

6.9 [Reserved]

6.10 No Other Feature of Deferral. No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and in determining the terms and conditions pertaining to such SARs which are not inconsistent with the terms of this Plan.

The SAR Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the SAR Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the SAR Grant Price, the term of the SAR, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

7.3 Term of SAR. Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable on or after the tenth (10th) anniversary date of its grant.

7.4 Exercise of SARs. SARs granted under this Article 7 shall be exercised at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the SAR Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7 Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal, state and foreign securities laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

7.8 No Other Feature of Deferral. No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Eligible Individuals in such number of Shares as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are issued to the Participant on the Grant Date and any Shares that are to be issued shall be issued to the Participant after the Grant Date, subject to the terms and conditions of the Award.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3 Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock subject to each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE OR REPURCHASE PROVISIONS SET FORTH IN THE SEMPRA ENERGY 2008 LONG-TERM INCENTIVE PLAN FOR ENERGYSOUTH, INC. EMPLOYEES AND OTHER ELIGIBLE INDIVIDUALS, AND IN THE ASSOCIATED AWARD AGREEMENT BETWEEN THE HOLDER OF THE SHARES AND SEMPRA ENERGY, A COPY OF EACH OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SEMPRA ENERGY.

8.5 Voting Rights. Unless otherwise determined by the Committee in its sole discretion, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Dividends and Other Distributions. Unless otherwise determined by the Committee in its sole discretion, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with dividends paid with respect to the underlying Shares while they are so held in a manner determined by the Committee, in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends, including cash, Shares, or Restricted Stock.

8.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.9 No Other Feature of Deferral. No Restricted Stock Unit granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 9. Stock Payment Awards

9.1 Grant of Stock Payment Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Stock Payment Awards to Eligible Individuals in such number of Shares as the Committee shall determine. A Stock Payment Award shall provide for: (a) the distribution of Shares to the Participant on the Grant Date; or (b) the distribution of Shares, or the payment of cash, after the Grant Date, in each case, subject to the terms and conditions of such Award. A Stock Payment Award that provides for a deferred distribution of Shares shall specify the dates or events upon which the Shares shall be distributed and such other terms and conditions as the Committee determines.

9.2 Stock Payment Award Agreement. Each Stock Payment Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

9.3 Form and Timing of Distribution or Payment of Stock Payment Awards. Distribution of the Shares pursuant to Stock Payment Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, (a) a Stock Payment Award distributed on the Grant Date shall be distributed in the form of Shares, and (b) in the case of a Stock Payment Award that is distributed or paid after the Grant Date, the Committee, in its sole discretion, may distribute or pay such Stock Payment Award in the form of cash or in Shares (or in a combination thereof); provided that any cash paid in lieu of Shares in settlement of any such Stock Payment Award (or portion thereof) shall be equal to the Fair Market Value of such Shares, as determined as of the date of payment. Any Shares issued pursuant to Stock Payment Awards may be granted subject to any restrictions deemed appropriate by the Committee.

9.4 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain the Stock Payment Award evidenced thereby following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Stock Payment Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.5 No Other Feature of Deferral. No Stock Payment Award granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

9.6 Voting Rights. A Participant shall have no voting rights with respect to a Stock Payment Award granted hereunder until the Shares subject to the Award have been distributed to the Participant.

Article 10. Dividend Equivalent Awards

10.1 Grant of Dividend Equivalent Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Dividend Equivalent Awards to Eligible Individuals with respect to: (a) the Shares subject to another Award, or (b) such number of Shares as the Committee shall specify. A Dividend Equivalent Award shall represent the right to receive Shares, or cash, determined based on the dividends that a Participant would have received, had the Participant held the number of Shares subject to such other Award, or the number of Shares specified by the Committee, for all or any portion of the period from the Grant Date of the Dividend Equivalent Award to the date of the exercise, vesting, distribution or expiration of such other Award, as determined by the Committee, or the date specified under the Dividend Equivalent Award, and, to the extent such Divided Equivalents are not distributed or paid currently, assuming that the dividends were reinvested in Shares (and any dividends on such Shares were reinvested in Shares) during such period. The dividends shall be deemed reinvested in Shares in the manner specified under the terms of the Award.

10.2 Dividend Equivalent Award Agreement. Each Dividend Equivalent Award shall be evidenced by an Award Agreement that shall designate the other Award to which such Dividend Equivalent Award relates, or shall specify the number of Shares with respect to which dividends shall be determined, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

10.3 Form and Timing of Distribution or Payment of Dividend Equivalent Awards. Distribution or payment of the Shares, or payment of the cash value of the Shares, earned pursuant to Dividend Equivalent Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may determine whether the Dividend Equivalents under an Award shall be distributed or paid as dividends or Shares are paid, or distributed or paid on a deferred basis. Subject to the terms of this Plan, the Committee, in its sole discretion, may distribute or pay any earned portion of a Dividend Equivalent Award in the form of cash or in Shares (or in a combination thereof); provided that any cash paid in lieu of Shares in settlement of any Dividend Equivalent Award (or portion thereof) shall be equal to the Fair Market Value of such Shares, determined as of the date of payment. Any Shares issued pursuant to Dividend Equivalent Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.4 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain the Dividend Equivalent Award evidenced thereby following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Dividend Equivalent Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

10.5 No Other Feature of Deferral. No Dividend Equivalent Award granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 11. [Reserved]

Article 12. Transferability of Awards

12.1 [Reserved]

12.2 All Awards. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, but in no event may an Award be transferred for value (as defined in the General Instructions to Form S-8 registration statement under the Securities Act of 1933, as amended from time to time). Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 13. [Reserved]

Article 14. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 15. Rights of Participants

15.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company or any Subsidiary at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Subsidiaries.

15.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16. Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 16 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

In the event of a Change in Control: (a) all Options or SARs then outstanding shall automatically become fully vested and exercisable as of the date of the Change in Control; (b) all restrictions and conditions of all Restricted Stock then outstanding shall lapse as of the date of the Change in Control; and (c) all Restricted Stock Units, Stock Payment Awards, Dividend Equivalent Awards, and Other Stock-Based Awards shall be deemed to have been earned out in a manner set forth in the applicable Award Agreement. In addition to the foregoing, in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is: (i) not the surviving corporation (the “Surviving Entity”) or (ii) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Option granted under the Plan and not exercised (a “Predecessor Option”) will be converted into an option (a “Replacement Option”) to acquire common stock of the Surviving

Entity or its Parent, which Replacement Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices. Notwithstanding the foregoing, in the event of a Change in Control, the Committee expressly reserves the discretion to cancel all outstanding Options, effective as of the date of the Change in Control, in exchange for a cash payment to be made to each of the Participants within five (5) business days following the Change in Control in an amount equal to the excess of the fair market value of the Company’s Common Stock on the date of the Change in Control over the exercise price of each such Option, multiplied by the number of shares that are subject to such option.

No action shall be taken under this Article 16 which shall cause an Award to fail to comply with Code Section 409A or the Treasury Regulations thereunder, to the extent applicable to such Award.

Article 17. Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination. Subject to Section 17.2, the Board or Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders, Options or SARs granted under this Plan will not be repriced, replaced, or regranted through cancellation, or by reducing the Option Price of a previously granted Option or the SAR Grant Price of a previously granted SAR, nor will any outstanding Option or SAR having an exercise price per Share less than the then current FMV be purchased for cash or other consideration, and no amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code, and if applicable, the New York Stock Exchange Listed Company Manual.

17.2 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.3), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.

17.3 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or the Committee may amend the Plan or an Award Agreement pursuant to the following:

(a) The Board or the Committee may amend the Plan or an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.3 to any Award granted under the Plan without further consideration or action.

(b) The Board or the Committee may amend the Plan or an Award Agreement to (i) exempt the Award from the requirements of Code Section 409A or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and the Treasury Regulations and other interpretive guidance thereunder.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, local and foreign taxes required by law or regulation to be withheld with respect to any taxable event relating to an Award.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Awards, or any other taxable event arising as a result of an Award granted hereunder, the Committee, in its sole discretion, may allow Participants to elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum amount necessary to satisfy the federal, state, local and foreign taxes required by law or regulation to be withheld with respect to such transaction. All such elections shall be irrevocable, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

Article 19. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.3 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.4 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.5 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or qualification of the Shares under any applicable federal, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.7 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.8 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by this Plan; (ii) determine which Employees outside the United States are eligible to participate in this Plan; (iii) subject to Section 17.2, modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Article 4; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any applicable federal, state or foreign securities law or governing statute or any other applicable law.

20.9 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company and/or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

20.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.12 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.13 Deferred Compensation. It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A. To the extent applicable, the Plan and any Award Agreement shall be interpreted in accordance with Code Section 409A and the Treasury Regulations and other guidance promulgated thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

20.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

20.16 Governing Law; Exclusive Jurisdiction and Venue. The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to this Plan or any Award Agreement.